EXHIBIT 99.4
ENTERPRISE GP HOLDINGS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Introduction
     The following unaudited pro forma condensed consolidated financial statements have been prepared to assist in the analysis of financial effects of the acquisition of certain partnership interests and related rights in TEPPCO Partners, L.P. and Texas Eastern Products Pipeline Company, LLC, its general partner. The unaudited pro forma condensed statements of consolidated operations for the three months ended March 31, 2007 and the years ended December 31, 2006 and 2005 assume that the acquisition of such interests and rights (as described beginning on page 10) all occurred on January 1 of each period presented. The unaudited pro forma balance sheet shows the financial effects of the acquisitions as if they had occurred on March 31, 2007.
     Unless the context requires otherwise, references to “Enterprise” are intended to mean Enterprise GP Holdings L.P. and its consolidated businesses and operations, which include those of Enterprise Products Partners L.P. and its consolidated subsidiaries (“Enterprise Products Partners”). Since Enterprise owns the general partner of Enterprise Products Partners, the financial statements of Enterprise Products Partners are consolidated with those of Enterprise GP Holdings L.P. as the parent company.
     References to “TEPPCO” are intended to mean TEPPCO Partners, L.P. and its consolidated businesses and operations. References to “TEPPCO GP” are intended to mean Texas Eastern Products Pipeline Company, LLC, which is the 2% general partner of TEPPCO. The financial statements of TEPPCO are consolidated with those of TEPPCO GP.
     The unaudited pro forma condensed consolidated financial statements of Enterprise should be read in conjunction with and are qualified in their entirety by reference to the notes accompanying such unaudited pro forma condensed consolidated financial statements and with the historical consolidated financial statements and related notes of Enterprise included in its Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the three months ended March 31, 2007. The condensed consolidated financial statements of TEPPCO GP included herein are qualified in their entirety by reference to the historical consolidated financial statements and related notes of TEPPCO GP and its consolidated subsidiaries included as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A.
     The unaudited pro forma condensed consolidated financial statements are based on assumptions that Enterprise believes are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of the financial results that would have occurred if the transactions described herein had taken place on the dates indicated, nor are they indicative of the future consolidated results of Enterprise.
     The pro forma condensed financial statements of Enterprise reflect the acquisition of TEPPCO GP after taking into consideration that, since February 2005, Enterprise and TEPPCO GP are affiliates under common control of EPCO, Inc, which is the indirect parent of both entities. For additional information regarding this method of presentation, see “Basis of Presentation” in the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

ENTERPRISE GP HOLDINGS L.P.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
For the Three Months Ended March 31, 2007
(Amounts in thousands, except per unit amounts)

			Consolidation		Enterprise	Pro Forma		Pro Forma
	Enterprise	TEPPCO GP	Adjustments		Consolidated	Adjustments		Enterprise
REVENUES	$3,322,854	$1,978,429	$56,722	(a)	$5,340,274	$—		$5,340,274
			(17,731	)(b)
COSTS AND EXPENSES
Operating costs and expenses	3,124,479	1,886,397	38,792	(a)	5,032,827	51	(g)	5,032,878
			(17,731	)(b)
			890	(c)
Selling, general and administrative	17,614	8,704	316	(a)	26,634	—		26,634

Total	3,142,093	1,895,101	22,267		5,059,461	51		5,059,512

EQUITY EARNINGS	6,179	—	(17,218	)(a)	5,524	—		5,524
			16,563	(d)

OPERATING INCOME	186,940	83,328	16,069		286,337	(51)		286,286

OTHER INCOME (EXPENSE)
Interest expense	(65,914)	(22,211)	—		(88,125)	—		(88,125)
Gain on sale of equity interest in Mont Belvieu Storage Partners	—	59,837	—		59,837	—		59,837
Equity earnings	—	16,563	(16,563	)(d)	—	—		—
Other, net	1,950	586	150	(a)	2,686	—		2,686

Total	(63,964)	54,775	(16,413)		(25,602)	—		(25,602)

PROVISION FOR INCOME TAXES	(8,788)	(16)	—		(8,804)	—		(8,804)

MINORITY INTEREST IN CONTINUING OPERATIONS	(88,066)	(115,524)	(546	)(a)	(204,136)	5,660	(f)	(198,476)

INCOME FROM CONTINUING OPERATIONS	$26,122	$22,563	$(890)		$47,795	$5,609		$53,404

INCOME ALLOCATION:
Limited partners	$26,119							$53,399

General partner	$3							$5

BASIC AND DILUTED EARNINGS PER UNIT:
Number of units used in denominator	88,884					14,173	(h)	103,057

Income from continuing operations	$0.29							$0.52

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE GP HOLDINGS L.P.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
For the Year Ended December 31, 2006
(Amounts in thousands, except per unit amounts)

			Consolidation		Enterprise	Pro Forma		Pro Forma
	Enterprise	TEPPCO GP	Adjustments		Consolidated	Adjustments		Enterprise
REVENUES	$13,990,969	$9,607,485	$79,155	(a)	$23,607,466	$—		$23,607,466
			(70,143	)(b)
COSTS AND EXPENSES
Operating costs and expenses	13,089,091	9,346,358	45,789	(a)	22,412,771	63	(g)	22,412,834
			(70,143	)(b)
			1,676	(c)
Selling, general and administrative	67,779	31,683	897	(a)	100,359	—		100,359

Total	13,156,870	9,378,041	(21,781)		22,513,130	63		22,513,193

EQUITY EARNINGS	21,565	—	(33,113	)(a)	25,213	—		25,213
			36,761	(d)

OPERATING INCOME	855,664	229,444	34,441		1,119,549	(63)		1,119,486

OTHER INCOME (EXPENSE)
Interest expense	(247,572)	(86,171)	—		(333,743)	—		(333,743)
Equity earnings	—	36,761	(36,761	)(d)	—	—		—
Other, net	8,109	2,974	97	(a)	11,180	—		11,180

Total	(239,463)	(46,436)	(36,664)		(322,563)	—		(322,563)

PROVISION FOR INCOME TAXES	(21,321)	(652)	—		(21,973)	—		(21,973)

MINORITY INTEREST IN CONTINUING OPERATIONS	(495,474)	(130,484)	547	(a)	(625,411)	(15,981	)(f)	(641,392)

INCOME FROM CONTINUING OPERATIONS	$99,406	$51,872	$(1,676)		$149,602	$(16,044)		$133,558

INCOME ALLOCATION:
Limited partners	$99,396							$133,545

General partner	$10							$13

BASIC AND DILUTED EARNINGS PER UNIT:
Number of units used in denominator	88,884					14,173	(h)	103,057

Income from continuing operations	$1.12							$1.30

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE GP HOLDINGS L.P.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
For the Year Ended December 31, 2005
(Amounts in thousands, except per unit amounts)

			Consolidation		Enterprise	Pro Forma		Pro Forma
	Enterprise	TEPPCO GP	Adjustments		Consolidated	Adjustments		Enterprise
REVENUES	$12,256,959	$8,605,034	$(17,206	)(b)	$20,844,787	$—		$20,844,787
COSTS AND EXPENSES
Operating costs and expenses	11,546,225	8,351,793	(17,206	)(b)	19,880,812	46	(g)	19,880,858
Selling, general and administrative	64,194	33,518	—		97,712	—		97,712

Total	11,610,419	8,385,311	(17,206)		19,978,524	46		19,978,570

EQUITY EARNINGS	14,548	—	20,094	(d)	34,642	—		34,642

OPERATING INCOME	661,088	219,723	20,094		900,905	(46)		900,859

OTHER INCOME (EXPENSE)
Interest expense	(249,002)	(81,861)	—		(330,863)	—		(330,863)
Equity earnings	—	20,094	(20,094	)(d)	—	—		—
Other, net	5,421	(8,865)	—		(3,444)	—		(3,444)

Total	(243,581)	(70,632)	(20,094)		(334,307)	—		(334,307)

PROVISION FOR INCOME TAXES	(8,362)	(3)	—		(8,365)	—		(8,365)

MINORITY INTEREST IN CONTINUING OPERATIONS	(353,642)	(112,744)	—		(466,386)	(10,321	)(f)	(476,707)

INCOME FROM CONTINUING OPERATIONS	$55,503	$36,344	—		$91,847	$(10,367)		$81,480

INCOME ALLOCATION:
Limited partners	$55,497							$81,472

General partner	$6							$8

BASIC AND DILUTED EARNINGS PER UNIT:
Number of units used in denominator	88,884					14,173	(h)	103,057

Income from continuing operations	$0.62							$0.79

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE GP HOLDINGS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET — PART I
March 31, 2007
(Amounts in thousands)

		TEPPCO	Consolidation		Consolidated	Pro Forma		Pro Forma
	Enterprise	GP	Adjustments		Enterprise	Adjustments		Enterprise
ASSETS
Current Assets
Cash and cash equivalents.	$59,030	$78	$3,116	(a)	$62,224	$—		$62,224
Restricted cash	18,990	—	—		18,990	—		18,990
Accounts and notes receivable, net	1,299,087	787,616	43,501	(a)	2,089,066	—		2,089,066
			(40,312	)(b)
			(826	)(d)
Inventories	460,915	63,834	1,950	(a)	525,664	—		525,664
			(1,035	)(b)
Other current assets	135,664	29,067	795	(a)	165,481	—		165,481
			(45	)(b)

Total Current Assets	1,973,686	880,595	7,144		2,861,425	—		2,861,425
Property, Plant and Equipment, net	10,210,898	1,650,547	711,682	(a)	12,570,495	5,090	(g)	12,575,585
			(2,632	)(c)
Investments In and Advances To Unconsolidated Affiliates, net	598,638	997,559	(894,241	)(a)	702,550	—		702,550
			(683	)(b)
			1,277	(d)
Intangible Assets, net	980,976	179,499	157,794	(a)	1,313,079	606,926	(g)	1,920,005
			(5,190	)(c)
Goodwill	590,639	15,506	2,776	(a)	608,921	198,147	(g)	807,068
Other Assets	74,007	73,253	4,289	(a)	151,549	—		151,549

Total Assets	$14,428,844	$3,796,959	$(17,784)		$18,208,019	$810,163		$19,018,182

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE GP HOLDINGS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET — PART II
March 31, 2007
(Amounts in thousands)

		TEPPCO	Consolidation		Consolidated	Pro Forma		Pro Forma
	Enterprise	GP	Adjustments		Enterprise	Adjustments		Enterprise
LIABILITIES & PARTNERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$1,874,126	$855,336	$28,972	(a)	$2,716,855	$—		$2,716,855
			(42,030	)(b)
			451	(d)
Other current liabilities	178,328	23,735	2,495	(a)	204,513	—		204,513
			(45	)(b)

Total Current Liabilities	2,052,454	879,071	(10,157)		2,921,368	—		2,921,368
Long-Term Debt	5,602,685	1,512,302			7,114,987	—		7,114,987
Other Long-Term Liabilities	102,233	19,340	195	(a)	121,768	—		121,768
Minority Interest	5,952,842	1,460,465			7,413,307	(16,310	)(f)	7,396,997
Commitments and Contingencies
Partners’ Equity
Limited partners and general partner	682,914		(7,822	)(c)	599,904	16,310	(f)	1,426,377
			(75,188	)(e)		810,163	(g)
Member’s equity		(75,188)	75,188	(e)	—	—		—
Accumulated other comprehensive income	35,716	969			36,685	—		36,685

Total Partners’ Equity	718,630	(74,219)	(7,822)		636,589	813,375		1,463,062

Total Liabilities & Partners’ Equity	$14,428,844	$3,796,959	$(17,784)		$18,208,019	$810,163		$19,018,182

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE GP HOLDINGS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
     These unaudited pro forma condensed consolidated financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the management of Enterprise; therefore, actual results could materially differ from the pro forma information. However, Enterprise believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions noted herein. Enterprise believes that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma information.
Basis of Presentation
     On May 7, 2007, Enterprise entered into a securities purchase agreement with Duncan Family Interests, Inc. (“DFI”) and DFI GP Holdings L.P. (“DFIGP”) pursuant to which (i) DFI contributed to Enterprise 4,400,000 common units representing limited partner interests of TEPPCO and (ii) DFIGP contributed 100% of the membership interests of TEPPCO GP. DFI and DFIGP are affiliates of EPE Holdings, LLC, the general partner of Enterprise, and indirect subsidiaries of EPCO, Inc. (“EPCO”). EPCO is Enterprise’s indirect parent and controlled by Dan L. Duncan, our chairman.
     DFIGP acquired the membership interests in TEPPCO GP, including all related incentive distribution rights (“IDRs”), and 2,500,000 common units of TEPPCO from a third party in February 2005 for approximately $1.2 billion in cash. In December 2006, certain of the IDRs held by TEPPCO GP were converted into 14,091,275 common units of TEPPCO. Subsequently, DFIGP transferred the 14,091,275 common units of TEPPCO that it received in connection with the conversion of the IDRs to affiliates of EPCO, including 13,386,711 common units transferred to DFI.
     As presented in this Current Report on Form 8-K/A, the pro forma condensed financial statements of Enterprise reflect the common control of Enterprise, DFI, DFIGP, TEPPCO GP and TEPPCO by Mr. Duncan. Enterprise’s acquisition of ownership interests in TEPPCO GP and TEPPCO was accounted for at historical cost as a reorganization of entities under common control in a manner similar to a pooling of interests. As a result, the historical condensed consolidated financial information of Enterprise is recast to include the financial information of TEPPCO GP and its consolidated subsidiaries (primarily TEPPCO) since February 2005. This method of presentation will aid the reader in understanding the financial effects of the combination of TEPPCO GP and its consolidated subsidiaries with the historical financial information of Enterprise.
Pro Forma Adjustments
     The pro forma adjustments made to the historical financial statements of Enterprise and TEPPCO GP are described as follows:
     (a) Reflects the consolidation of Jonah Gas Gathering Company (“Jonah”), which is a 50/50 owned joint venture between Enterprise Products Partners and TEPPCO that is accounted for using the equity method by both owners. The pro forma adjustments add the accounts of Jonah and eliminate related investment, equity income and related amounts recorded by Enterprise and TEPPCO.
     (b) Reflects the elimination of revenues and expenses and receivables and payables between Enterprise, TEPPCO and Jonah as appropriate in consolidation after the effects of Note (a) above.

     (c) Reflects the elimination of gains allocated to Enterprise on related party asset sales and purchases between TEPPCO and Enterprise Products Partners. Although Enterprise Products Partners and TEPPCO are under common control, they have separate unitholders and commercial management teams and act in their own best interests in the marketplace, including the acquisition or disposition of fixed assets or businesses. The asset purchase and sale transactions are summarized as follows:
•	In January 2007, TEPPCO sold a pipeline to Enterprise Products Partners and recognized an aggregate gain on the sale of $5.5 million, of which $4.6 million was allocated to minority interest in consolidation with TEPPCO GP. The pro forma adjustments remove that portion of the gain allocable to Enterprise ($0.9 million) and reduce property, plant and equipment and partners’ equity by an equal amount.

•	In October 2006, TEPPCO sold a group of pipelines to Enterprise Products Partners and recognized a gain on the sale of $5.7 million, of which $4.0 million was allocated to minority interest in consolidation with TEPPCO GP. The pro forma adjustments remove that portion of the gain allocable to Enterprise ($1.7 million) and reduce property, plant and equipment and partners’ equity by an equal amount.

•	In March 2006, TEPPCO sold a facility and related customer contracts to Enterprise Products Partners. The pro forma adjustments remove the portion of the sale related to intangible assets ($5.2 million), property, plant and equipment and partners’ equity.
     (d) Reflects pro forma reclassifications to conform the presentation of TEPPCO GP’s consolidated financial statements to Enterprise’s historical method of presentation. The consolidation adjustments are as follows:
•	Investments in and advances to unconsolidated affiliates at March 31, 2007 for TEPPCO GP increased $1.3 million due to the reclassification of accounts receivable and payable amounts related to TEPPCO’s equity investees. Enterprise Products Partners classifies such receivable and payable amounts as part of investments in and advances to unconsolidated affiliates on its balance sheet.

•	TEPPCO GP’s operating income increased as a result of reclassifying TEPPCO’s equity earnings from unconsolidated affiliates to a separate component of operating income to conform to Enterprise Products Partners’ presentation of such equity earnings. As a result of this reclassification, TEPPCO GP’s operating income increased by $16.6 million, $36.8 million and $20.1 million for the three months ended March 31, 2007, year ended December 31, 2006 and year ended December 31, 2005, respectively. Enterprise Products Partners’ equity investments with industry partners are a vital component of its business strategy. Such equity investments are a means by which Enterprise conducts its operations to align its interests with those of its customers and suppliers. This method of operation enables Enterprise Products Partners to achieve favorable economies of scale relative to the level of investment and business risk assumed versus what it could accomplish on a stand-alone basis. Many of these equity investments perform supporting or complementary roles to Enterprise Products Partners’ other business operations. TEPPCO’s relationship with its equity investees is similar in nature.
     (e) Reflects the elimination of TEPPCO GP’s member capital account against Enterprise’s partners’ equity as appropriate in the preparation of such pro forma financial statements. The $75.2 million negative balance does not represent an obligation of Enterprise to TEPPCO or TEPPCO GP nor does it represent an obligation of TEPPCO GP to contribute cash or other property to TEPPCO. The TEPPCO GP capital account generally consists of its cumulative share of TEPPCO’s net income less cash distributions made by TEPPCO to TEPPCO GP plus capital contributions made by TEPPCO GP to TEPPCO. The negative equity results from several periods in which the distributions paid exceeded allocated net income.

     (f) Reflects pro forma adjustments to minority interest for Enterprise’s assumed ownership of TEPPCO and TEPPCO GP partnership interests and IDRs at amounts and levels similar to those acquired on May 7, 2007. These pro forma adjustments are necessary since (i) the historical minority interest of TEPPCO GP represents all of the limited partner interests of TEPPCO (including those acquired by Enterprise in December 2006) and (ii) the historical income from continuing operations of TEPPCO GP represents earnings derived from both its 2% general partner interest in TEPPCO and all of the associated IDRs (a portion of which prior to December 2006 were deemed to be owned by DFIGP and DFI). The purpose of the pro forma adjustments is to increase or decrease minority interest so that Enterprise’s pro forma income from continuing operations reflects a comparable level of earnings during the periods of ownership presented.
     TEPPCO makes quarterly cash distributions of all of its available cash, which is generally defined in its partnership agreement as consolidated cash receipts less consolidated cash disbursements and cash reserves established by TEPPCO GP in its reasonable discretion. Currently, TEPPCO GP receives IDRs when TEPPCO’s cash distributions to unitholders exceed certain target thresholds as follows:

		General
	Unitholders	Partner
Quarterly Cash Distribution per common unit:
Up to Minimum Quarterly Distribution ($0.275 per common unit)	98%	2%
First Target — $0.276 per Unit up to $0.325 per common unit	85%	15%
Over First Target — Cash distributions greater than $0.325 per common unit	75%	25%
     Prior to December 8, 2006, upon approval by TEPPCO’s unitholders, the IDRs associated with cash distributions greater than $0.45 per common unit were reduced from a capped level of 50% to 25%. As consideration for the reduction in IDRs held by DFIGP, TEPPCO issued 14,091,275 common units to DFIGP. The number of common units issued to DFIGP was intended to match the economic benefit (at then current distribution rates) that DFI would have received from IDRs that were eliminated.
     The following key assumptions define Enterprise’s pro forma ownership of the TEPPCO and TEPPCO GP partnership interests (including related IDRs) prior to May 7, 2007:
•	Ownership of 100% of the membership interests in TEPPCO GP (i.e., the 2% general partner interest in TEPPCO) and deemed amounts of IDRs for all periods presented. The economic benefit of the IDRs to Enterprise for periods prior to December 2006 is equal to: (i) the benefit that would have been received by Enterprise at the current 25% threshold using historical distribution rates plus (ii) an incremental amount of benefit that would have been received in connection with the IDRs associated with 4,400,000 of the 14,091,275 common units issued by TEPPCO in December 2006 as a result of the conversion of IDRs above the 25% threshold. Affiliates of EPCO (e.g. DFI and DFIGP) have been deemed to retain the economic benefit of IDRs associated with the remaining 9,691,275 common units issued by TEPPCO in December 2006. After December 2006, pro forma income from continuing operations reflects current IDRs (i.e., capped at the 25% threshold). See Note (g) for additional information regarding the IDRs.

•	Ownership of 4,400,000 common units of TEPPCO since the date of issuance to affiliates of EPCO in December 2006.

     As presented in the pro forma statements of operations for Enterprise, its share of earnings from investments in TEPPCO and TEPPCO GP (including IDRs) can be graphically depicted as follows:

Earnings Recognition from Investments in TEPPCO
January 1, 2005 to March 31, 2007

     All earnings derived from IDRs and TEPPCO common units in excess of those shown in the preceding graph are a component of minority interest.
     The pro forma adjustment for the year ended December 31, 2005 increased minority interest by $10.3 million primarily to account for the economic benefit of the IDRs converted into TEPPCO common units in December 2006 that were retained by DFI. This adjustment is required for the period beginning February 2005 through the December 2006 conversion date. The $10.3 million amount also reflects the allocation of a $0.4 million loss to the owner of TEPPCO GP prior to DFIGP’s purchase in February 2005.
     The pro forma adjustment for the year ended December 31, 2006 increased minority interest by $16.0 million to account for the economic benefit of the IDRs converted into TEPPCO common units in December 2006 that were retained by DFI. Once TEPPCO converted a portion of the IDRs held by TEPPCO GP into common units in December 2006, this pro forma adjustment was no longer required.
     The pro forma adjustment for the three months ended March 31, 2007 decreased minority interest per the statement of operations by $5.6 million to account for the 4,400,000 common units now owned by Enterprise.
     The pro forma condensed balance sheet reflects an aggregate $16.3 million reduction in minority interest (with an offsetting increase in partners’ equity) for the reclassification of (i) $3.2 million related to the 4,400,000 TEPPCO common units now owned by Enterprise and (ii) $13.1 million related to the carrying value of IDRs retained by affiliates of EPCO.

     (g) Reflects the historical carrying values of intangible assets and related excess cost amounts associated with the TEPPCO GP membership interests (including IDRs) and 4,400,000 TEPPCO common units contributed to Enterprise by DFI and DFIGP on May 7, 2007. The pro forma adjustments are as follows:
•	Enterprise recorded a $606.9 million indefinite-life intangible asset associated with the IDRs contributed by DFIGP. This amount represents DFIGP’s historical carrying value and characterization of such asset. This intangible asset is not subject to amortization, but is subject to periodic testing for recoverability in a manner similar to goodwill.

•	Enterprise recorded $198.1 million of goodwill and $5.1 million of additional property, plant and equipment in connection with the 4,400,000 TEPPCO common units contributed by DFI and 2% general partner interest contributed by DFIGP. These amounts represent DFI’s and DFIGP’s historical carrying values and characterization of such assets. Goodwill is not subject to amortization, but is subject to annual testing for recoverability.

The $5.1 million of additional property, plant and equipment represents the pro rata excess of fair value of TEPPCO’s fixed assets over their historical carrying values in February 2005. On a pro forma basis, Enterprise recorded nominal amounts of additional depreciation expense associated with the $5.1 million of additional property value during the years ended December 31, 2006 and 2005 and three months ended March 31, 2007. Pro forma depreciation expense was estimated based on an average remaining useful life of the underlying assets of 25 years.
     (h) Reflects the issuance by Enterprise of an aggregate 14,173,304 Class B units to DFI and DFIGP in connection with the May 7, 2007 contributions. These participating securities impact the basic and diluted earnings per unit of Enterprise. Enterprise also issued an aggregate 16,000,000 Class C units to DFI and DFIGP on May 7, 2007; however, these securities are deemed non-participating until 2009 and thus do not affect earnings per unit.